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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of The Allstate Corporation on Form S-4 of our reports dated February 19, 1999, appearing in or incorporated by reference in the Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 1998 and in the Proxy Statement for the Annual Meeting of Stockholders held on May 18, 1999 of The Allstate Corporation and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
September 24, 1999